Schedule 14C Information

                        Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act Of 1934

Check the appropriate box:
[  ]  Preliminary Information Statement
[  ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))
[x]   Definitive Information Statement


                               Azul Holdings Inc.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                               Azul Holdings Inc.
                         4450 Arapahoe Avenue, Suite 100
                                Boulder, CO 80303

                  Notice of 2000 Annual Meeting of Stockholders
                          To Be Held September 21, 2000

To All Stockholders:

         The 2000 annual meeting of stockholders of Azul Holdings Inc., a Delaware corporation, will be held on Thursday, September 21, 2000 at 10:00 a.m. local time at the offices of Latham and Watkins, 885 Third Avenue, Third Floor, Conference Room 3B, New York, New York. The purposes of the meeting are to:

         o   Elect three directors to serve during the next year, and

         o Transact any other business which may properly come before the meeting.

         Only stockholders of record at the close of business on August 22, 2000 may vote at the meeting.

                                    By Order of the Board of Directors,

                                       /s/ Edward S. Wittman
                                       ------------------------------
                                       Edward S. Wittman, Secretary

August 29, 2000


 We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy

                               Azul Holdings Inc.
                         4450 Arapahoe Avenue, Suite 100
                                Boulder, CO 80303

                              Information Statement

                       2000 Annual Meeting of Stockholders
                          To Be Held September 21, 2000

General

         This information statement contains information about the 2000 annual meeting of stockholders of Azul Holdings Inc. to be held on Thursday, September 21, 2000 at 10:00 a.m. local time at the offices of Latham and Watkins, 885 Third Avenue, Third Floor, Conference Room 3B, New York, New York. You can find other detailed information about Azul in the accompanying annual report to security holders, which includes Azul's annual report on Form 10-K for the fiscal year ended March 31, 2000. This information statement is being mailed to you on or about August 29, 2000.

Purposes of the Annual Meeting

         At Azul's annual meeting, stockholders will vote to elect three directors to serve during the next year and on any other business that may properly come before the meeting.

Voting Securities and Vote Required

         Only stockholders of record at the close of business on August 22, 2000 are entitled to vote at the meeting. As of August 22, 2000, there were issued and outstanding 3,881,213 shares of Azul common stock, 232,407 shares of Series B Convertible Preferred Stock and 175,000 shares of Series C Convertible Preferred Stock. Holders of common stock are entitled to one vote per share, holders of Series B preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which shares of Series B preferred stock are currently convertible (2/5 of a share) and holders of Series C preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which shares of Series C preferred stock are currently convertible (10 shares). For the election of directors, holders of common stock, Series B preferred stock and Series C preferred stock must vote together as a single class. As of August 22, 2000, Tudor Trust and Jeffrey L. Neuman, who controls Tudor Trust, held shares of Azul stock entitling them to 4,103,744 out of the 5,724,176 total votes that may be cast at the meeting, representing 71.7% of those total possible votes. Mr. Neuman, the president and chief executive officer and a director of Azul, has indicated that the shares of Azul stock held by Tudor Trust and him will be voted in favor of each nominee for election as director. Therefore, since such shares satisfy the quorum and voting requirements for the election of directors as discussed below, each nominee will be elected as a director.

 We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy

         The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting is required to constitute a quorum at the meeting. Abstentions count as present for establishing a quorum. Where a quorum is present, the affirmative vote of the holders of a plurality of the votes cast by the holders of stock entitled to vote at the meeting is required for the election of directors. The shares of Azul stock held by Tudor Trust and Mr. Neuman which Mr. Neuman has indicated will be voted at the meeting in favor of each director nominee satisfy the quorum and voting requirements for the election of directors.

         Shares which abstain from voting and shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote those shares on the particular matter being voted on will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter such as the election of directors which requires the affirmative vote of a plurality or a certain percentage of the votes cast or shares voting on a matter.

                              ELECTION OF DIRECTORS

         Azul's board of directors currently has three members, and each of the directors is to be elected annually. At this meeting stockholders will vote to elect three directors to serve for a one year period. Azul's nominees for these directorships are identified below. All of the nominees are currently members of the board of directors and have indicated their willingness to serve if elected.

         The names and biographical information for each director nominee are set forth below. There are no family relationships among any of the Azul directors or executive officers.

Director Nominees

         Jeffrey L. Neuman, age 56, has been Azul's chairman of the board since 1996 and has been president and chief executive officer since 1999. Mr. Neuman is also chairman of the board of directors and a director of Xyvision Enterprise Solutions, Inc., currently a 57% owned subsidiary of Azul. He has also served since 1995 as chairman of the board of directors and chief executive officer of Antiqnet.com Inc. and its predecessors, privately held international fine art and antique auction and internet marketing companies. Sloan's Auction Galleries, a division of Antiqnet.com, is the sixth largest fine art and antique auction business in the U.S. Mr. Neuman has been a private investor since 1986 when he founded Tudor Trust, a merchant banking firm which has interests in a number of public and private companies. Mr. Neuman received his BA from the University of Pennsylvania and his MBA from the Wharton School of Business.

         Lance Laifer became a director of Azul in June 2000. Mr. Laifer is president and chief executive officer of RocketLinks, Inc., a privately held advertiser pay-per-placement internet search engine business that he founded in October 1999. Mr. Laifer is also the principal at Laifer Capital Management, a registered investment advisory firm that he formed in March 1992. Mr. Laifer received a Bachelor of Business Administration degree in Finance from Baruch College.

         Deborah Seidel, age 52, became a director of Azul in June 2000. Ms. Seidel is currently president of Sloan's Auction Galleries, a position which she has held since October 1999. Ms. Seidel is also a director of Antiqnet.com. From January 1997 until October 1999, Ms. Seidel was the senior vice president of Phillips Son & Neale Auctions Limited, which is the third largest international auction house. As senior vice president, Ms. Seidel was responsible for Phillips' activities in the New York area as well as of its regional marketing representatives. Ms. Seidel is a graduate of Smith College and the University of Chicago Law School.

Board and Committee Meetings

         The Azul board of directors met eight times (including by telephone conference) during the fiscal year ended March 31, 2000. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served.

         The board of directors has an audit committee, which provides the opportunity for direct contact between Azul's independent public accountants and the board of directors. The audit committee reviews the effectiveness of the auditors during the annual audit, discusses Azul's internal accounting control policies and procedures and considers and recommends the selection of Azul's independent public accountants. The audit committee met once during fiscal 2000, with each member attending. The current audit committee members are Ms. Seidel and Mr. Laifer.

         The board of directors has a compensation and stock option committee, which provides recommendations to the board of directors regarding compensation programs of Azul and administers Azul's stock option plan. The compensation committee did not meet during fiscal 2000, as its function for that period was performed by the full board of directors. The current compensation committee members are Ms. Seidel and Mr. Laifer.

         The board of directors does not have a nominating committee to provide recommendations to the board for nominees for directorships. This function for fiscal 2000 was performed by the full board of directors. The board of directors will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for directorships should submit their recommendations to Edward S. Wittman, Secretary of Azul, at the principal executive offices of Azul. Mr. Wittman will forward the recommendations to the board of directors for its consideration.

Director Compensation

         Directors receive directors' fees of $2,000 per year. Directors also receive fees of $500 for each board of directors meeting attended in person and $250 for each telephonic board meeting in which the director participates. Directors who are members of committees of the board of directors receive fees of $250 per committee meeting attended, provided that the committee meeting was not held on the same day as a board of directors meeting. Directors are also reimbursed for expenses incurred in attending board or committee meetings.

         In June 2000, each director nominee was granted as compensation for then serving on the board of directors an option to purchase 20,000 shares of Azul common stock at an exercise price equal to the fair market value of the common stock as of the date of grant.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table shows beneficial ownership as of August 10, 2000 of shares of Azul common stock, Series B preferred stock and Series C preferred stock by each person known to Azul to beneficially own more than 5% of the outstanding shares of that class of Azul stock, the Azul directors and the Azul executive officers listed in the summary compensation table below, and all current Azul directors and executive officers as a group. All share numbers have been adjusted to give effect to the one-for-five reverse split of the outstanding shares of common stock that occurred in October 1998.

                                                   Common Stock                 Series B Preferred Stock    Series C Preferred Stock
                                           -----------------------------       -------------------------   -------------------------
   Name and Address of                        Number           Percent           Number         Percent       Number       Percent
       Beneficial Owner                    of Shares(1)      of Class(2)       of Shares       of Class    of Shares      of Class
------------------------------------       ------------      -----------       ---------       --------     ---------      --------
Principal Stockholders

Tudor Trust u/d/t                          4,782,010 (3)        74.7%             58,989          25.4%      175,000         100%
December 12, 1997
Jeffrey L. Neuman
450 N. Roxbury Avenue
Beverly Hills, CA 90210

James S. Saltzman                             543,998(4)        13.9%             46,686          20.1%            -           -
Saltzman Partners
621 E. Germantown Pike
Plymouth Valley, PA 19401

JTH Associates                                 65,141(5)         1.7%             25,758          11.1%            -           -
400 Fifth Avenue South, Suite 305
Naples, FL 33940

Gerlach & Co.                                   5,847(5)           *              14,618           6.3%            -           -
111 Wall Street, 8th Floor
New York, NY 10043

Lancer Enterprises                              5,151(5)           *              12,879           5.5%            -           -
Largo della Fontanella di Borghese 19
00186 Rome Italy

United Mineworkers of America                   5,070(5)           *              12,675           5.5%            -           -
One Financial Center
Boston, MA 02111

Directors and Executive Officers

Jeffrey L. Neuman, Director                 4,782,010(3)        74.7%             58,989          25.4%      175,000         100%
Lance Laifer, Director                         20,000(6)           *                   -             -             -           -
Deborah Seidel, Director                       20,000(6)           *                   -             -             -           -
Kevin J. Duffy(7)                              41,600(6)           *                   -             -             -           -
All current directors and executive         4,843,610(8)        74.7%             58,989          25.4%      175,000         100%
officers, as a group (4 Persons)

* Less than one percent.

(1) The number of shares beneficially owned is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire currently or within 60 days after August 10, 2000 through the exercise of any stock option or other right, including upon the conversion of Series B preferred stock, Series C preferred stock or Azul's 6% Convertible Subordinated Debentures due 2002. Any references in these footnotes to options or other convertible securities held by a person or entity refers only to options or other convertible securities currently exercisable or exercisable within 60 days after August 10, 2000. The inclusion herein of shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with his or her spouse) with respect to all shares of Azul stock listed as beneficially owned by that person or entity.

(2) Number of shares of common stock deemed outstanding includes 3,881,213 shares outstanding as of August 10, 2000, plus any shares issuable upon conversion of Series B preferred stock or Series C preferred stock or subject to options or other convertible securities held by the person or entity in question.

(3) Includes 23,595 shares of common stock issuable upon conversion of Series B preferred stock, 1,750,000 shares of common stock issuable upon conversion of Series C preferred stock, 158,266 shares of common stock which Tudor Trust has the right to acquire by converting interest payable by Azul to Tudor Trust under a loan agreement, 500,000 shares of common stock issuable to Tudor Trust upon exercise of a warrant, and 20,000 shares of common stock subject to an outstanding stock option held by Mr. Neuman. Includes securities held by both Mr. Neuman and by Tudor Trust. Mr. Neuman is the grantor, sole trustee and sole current beneficiary of Tudor Trust. Subsequent to August 10, 2000, on August 21, 2000 Tudor Trust loaned $2,000,000 to Azul which may be converted at the option of Tudor Trust into Azul common stock at a price of $3.25 per share. See "Certain Relationships and Related Transactions."

(4) Includes 18,674 shares of common stock issuable upon conversion of Series B preferred stock and 4,000 shares of common stock subject to outstanding stock options. Consists of securities held by both Mr. Saltzman and Saltzman Partners. Mr. Saltzman is affiliated with Saltzman Partners.

(5) Includes shares of common stock issuable upon conversion of Series B preferred stock at the rate of 2/5 of a common share for each share of Series B preferred stock which may be converted.

(6) Consists solely of shares of common stock subject to outstanding stock options.

(7) Kevin J. Duffy is president of Xyvision Enterprise Solutions, Inc., currently a 57% owned principal subsidiary of Azul.

(8) Includes 23,595 shares of common stock issuable upon conversion of Series B preferred stock, 1,750,000 shares of common stock issuable upon conversion of Series C preferred stock, 158,266 shares of common stock which Tudor Trust has the right to acquire by converting interest payable by Azul to Tudor Trust under a loan agreement, 500,000 shares of common stock issuable to Tudor Trust upon exercise of a warrant, and a total of 101,600 shares of common stock subject to outstanding stock options.

                             EXECUTIVE COMPENSATION

         The following table shows annual, long-term and other executive compensation information for the last three fiscal years with respect to Azul's chief executive officer and the sole other executive officer whose total annual salary and bonus exceeded $100,000 in fiscal 2000.

                           Summary Compensation Table

                                                                              Long-Term Compensation
                                                  Annual Compensation(1)               Awards
                                                  ---------------------         ------------------
                                        Fiscal                                      Securities              All Other
Name and Principal Position              Year      Salary         Bonus         Underlying Options         Compensation
---------------------------              ----      ------         -----         ------------------         ------------

Jeffrey L. Neuman                        2000          -  (2)          -                  -                       -
Chairman, President and                  1999          -  (2)          -                  -                       -
Chief Executive Officer                  1998          -  (2)          -                  -                       -

Kevin J. Duffy                           2000     $185,611             -                  -                  $1,600(3)
President of Xyvision                    1999     $172,827        $1,500                  -                  $1,743(3)
Enterprise Solutions, Inc.               1998     $150,000             -                  -                  $1,500(3)

(1) In accordance with SEC rules, other annual compensation in the form of perquisites and other personal benefits has been omitted since such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(2) Mr. Neuman became Azul's chief executive officer in 1999. He does not receive any annual compensation from Azul for this position.

(3) Consists of matching contributions to the Xyvision Enterprise Solutions 401(k) plan.

         Azul did not grant any stock options or stock appreciation rights to any named executive officer during the fiscal year ended March 31, 2000.

         The following table sets forth information regarding the number and value of unexercised stock options held as of March 31, 2000 by each of the named executive officers.

                          Fiscal Year-End Option Values

                                             Number of Securities
                                            Underlying Unexercised
                                          Options at Fiscal Year-End
                      Name               Exercisable / Unexercisable
                      ----               ---------------------------
                Jeffrey L. Neuman               -    /       -
                Kevin J. Duffy                41,600 / 20,400

         As of March 31, 2000, none of the named executive officers held any unexercised in-the-money options. No stock options were exercised during fiscal 2000 by any named executive officer and no stock appreciation rights were exercised during fiscal 2000 by any named executive officer or were outstanding at March 31, 2000.

Employee Severance Benefit Plan

         Xyvision Enterprise Solutions, currently a 57% owned subsidiary of Azul, has an employee severance benefit plan. All full-time employees, including executive officers, who have been employed by Xyvision Enterprise Solutions for at least 90 days participate.

          Under this plan, if a "change in control" of Xyvision Enterprise Solutions occurs, and within 12 months thereafter a participant's employment with Xyvision Enterprise Solutions is terminated either by Xyvision Enterprise Solutions other than for "cause" or "disability" or by the participant for "good reason," then:

o     the participant is entitled to:

      o a cash payment equal to 50% of his or her annual base compensation if he or she has been employed by Xyvision Enterprise Solutions for less than one year or 100% of his or her annual base compensation if he or she has been employed by Xyvision Enterprise Solutions for one year or more, subject to reduction in some circumstances for tax reasons, and

      o     a continuation of insurance benefits for a period of one year, and

o all outstanding stock options held by the participant will immediately become exercisable in full.

However, if a particular change in control of Xyvision Enterprise Solutions is approved in advance by the Xyvision Enterprise Solutions board of directors, participants will not be entitled to any of the above benefits. All of the above terms in quotations are defined in the plan document.

         This plan may be amended or terminated by the Xyvision Enterprise Solutions board of directors at any time prior to the occurrence of a change in control. Amounts payable to any employee under the plan are reduced by amounts payable to that employee under any other program or agreement under which he or she will receive benefits.

Other Executive Compensation Matters

         Azul does not currently have any specific formal compensation committee or board of directors compensation policies applicable to executive officers since under current circumstances its chief executive officer is not compensated for serving in that position and its sole other executive officer is not compensated on an annual basis in excess of $100,000. In addition, there is only one officer of Xyvision Enterprise Solutions who is deemed to be for purposes of this information statement an executive officer of Azul.

         There is limited and sporadic public trading in Azul common stock. In addition, during the fiscal year ended March 31, 2000 Azul underwent a significant corporate restructuring and further significantly revised its planned business operations during the fiscal year ended March 31, 2000. Accordingly, and in view of the fact that Azul does not currently have specific corporate performance criteria related to executive compensation as discussed above, Azul does not believe that a five-year comparison of cumulative total shareholder return for Azul to a broad equity market index and peer companies in the same line-of-business or other companies with similar market capitalization would be meaningful.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tudor Trust

         Tudor Trust and Jeffrey L. Neuman, a director and executive officer of Azul, hold Azul stock which carries a majority of the voting rights associated with issued and outstanding Azul stock. Mr. Neuman is the grantor, sole trustee and sole current beneficiary of Tudor Trust. Mr. Neuman is also a director and executive officer of Xyvision Enterprise Solutions, currently a 57% owned subsidiary of Azul. Mr. Neuman holds the director and executive officer positions in Azul and Xyvision Enterprise Solutions without compensation. Tudor Trust also directly holds a minority stock interest in Xyvision Enterprise Solutions and has the right to increase that interest through the conversion of indebtedness.

         Azul has a line of credit loan agreement with Tudor Trust under which Tudor Trust may loan to Azul up to $12,500,000. As of June 30, 2000, Azul was indebted to Tudor Trust under this loan agreement in the total principal amount of $12,357,000. The first $5,000,000 of the principal balance bears interest at 6% and the remaining principal balance bears interest at 8%. The loan is secured by a pledge of all of Azul's assets, including the shares of Xyvision Enterprise Solutions stock that it holds.

         In May 2000, Tudor Trust and Azul amended this loan agreement to increase the aggregate amount of the loan by approximately $175,000 to the current total of $12,500,000, and to change the maturity date to March 31, 2001. Tudor Trust and Azul also agreed that:

      o the interest payable of $830,897 for the period from July 1, 1998 through December 31, 1998 could be converted by Tudor Trust into 158,266 shares of Azul common stock by March 31, 2000,

      o the interest payable of $1,039,919 for the period from January 1, 1999 through March 31, 2000 would be paid by the issuance to Tudor Trust of 984,624 shares of Azul common stock, and

      o interest for subsequent periods would at the option of Tudor Trust be paid in cash or in shares of Azul common stock valued for such purposes based upon their public trading market price at the end of each quarterly interest payment period.

In connection with this amendment Azul agreed to issue to Tudor Trust a warrant to purchase 500,000 shares of Azul common stock for an exercise price of $5.25 per share, with the term of the warrant ending on March 31, 2001.

         Xyvision Enterprise Solutions also has a line of credit loan agreement with Tudor Trust under which Tudor Trust may loan to Xyvision Enterprise Solutions up to $1,850,000. As of June 30, 2000, Xyvision Enterprise Solutions was indebted to Tudor Trust under this loan agreement in the total principal amount of $1,850,000. This loan bears interest at 8% and has a maturity date of March 31, 2003. On August 9, 2000, Tudor Trust gave notice of its intent to convert the full balance of the Xyvision Enterprise Solutions line of credit into 649,123 shares of Xyvision Enterprise Solutions Class A common stock at $2.85 per share under the terms and conditions of a February 2000 private placement agreement by Xyvision Enterprise Solutions.

         In June 2000, Tudor Trust also agreed to provide a separate $5,000,000 loan facility for Azul to be utilized by Azul for the making of loans to or investments in other entities. The loan bears interest at 8%, is due March 31, 2001, and is secured by a pledge of all of the assets of Azul on the same basis as the other indebtedness of Azul to Tudor Trust. The additional loan is convertible at the option of Tudor Trust into Azul common stock at a price of $3.25 per share. Azul has utilized this loan facility to make a loan commitment to Antiqnet.com as discussed below, and on August 21, 2000 Azul borrowed $2,000,000 under this agreement to loan to Antiqnet.com.

         The transactions between Azul and Xyvision Enterprise Solutions with Tudor Trust have been unanimously approved by the disinterested members of the board of directors of each company.

Antiqnet.com

         Tudor Trust holds a majority interest in Antiqnet.com as a result of Antiqnet.com stock that it owns and stock which it has a right to acquire through the conversion of debt. Mr. Neuman and Deborah Seidel, a director of Azul, are also directors and executive officers of Antiqnet.com.

         In June 2000, Azul entered into a $2,000,000 loan facility agreement with Antiqnet.com. The loan agreement provides for Azul to loan Antiqnet.com up to $2,000,000 convertible under present circumstances into 9% of the equity interests of Antiqnet.com, with provisions for possibly subsequently increasing that percent. The loan bears interest at 10% per annum, is secured by a first lien on all of the assets of Antiqnet.com and is convertible at the option of Azul into the common stock of Antiqnet.com. As of August 21, 2000, Azul had loaned the entire $2,000,000 to Antiqnet.com under this agreement.

         The  $2,000,000   loan  facility   transaction   was  approved  by  the
disinterested members of the board of directors of each company.

Prospective Transactions

         Azul provides financial and management support principally to high technology companies. Part of Azul's business strategy is planned investments in companies generally within technology sectors such as the e-commerce and biotechnology industries. At this time Xyvision Enterprise Solutions is Azul's principal portfolio company.

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

         Investment opportunities to be considered by Azul may be provided to Azul by Tudor Trust as a result of Tudor Trust's existing investments in, and frequent control of, other companies. In those instances an investment by Azul will be approved by its disinterested directors with independent legal and financial advice.

         Azul will provide financial capital to its portfolio companies as extension of debt, purchase of common stock or purchase of preferred stock in the form of other financial instruments best determined to meet the specific and unique requirements of each portfolio or potential portfolio company. Such capital has historically been received by Azul from Tudor Trust. In the future, Azul may attract further investment from Tudor Trust in order to expand its investment in current and future portfolio companies.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, Azul's directors, executive officers and beneficial owners of more than 10% of Azul common stock must report their initial beneficial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and Azul. The SEC has designated specific deadlines for these reports and Azul must identify in this information statement those persons who did not file these reports when due.

         Based solely on a review of reports filed with Azul, all directors and executive officers timely filed all reports regarding transactions in Azul securities required to be filed for the fiscal year ended March 31, 2000, except as follows:

         Jeffrey L. Neuman and Tudor Trust, of which Mr. Neuman is the grantor, sole trustee and sole current beneficiary, each failed to file a Form 5 for the fiscal year ended March 31, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Richard A. Eisner & Company LLP served as Azul's independent public accountants for the fiscal year ended March 31, 2000. Azul has not yet selected independent public accountants for the fiscal year ending March 31, 2001. Representatives of Richard A. Eisner & Company are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

         On February 28, 2000, Azul replaced PricewaterhouseCoopers LLP with Richard A. Eisner & Company as its independent public accountants for the fiscal year ended March 31, 2000. Azul's audit committee and board of directors participated in and approved the decision to change independent public accountants.

         The reports of PricewaterhouseCoopers LLP on the Azul financial statements for the fiscal years ended March 31, 1999 and 1998 contained no adverse opinion and were not qualified or modified as to audit scope or accounting principles, but their report dated June 25, 1999 relating to their audit of the financial statements for the fiscal year ended March 31, 1999 included a separate paragraph concerning Azul's ability to continue as a going concern and their report dated June 11, 1998 relating to their audit of the financial statements for the fiscal year ended March 31, 1998 disclaimed an opinion as a result of significant uncertainties regarding Azul's ability to continue as a going concern.

         In connection with its audits of the financial statements for the fiscal years ended March 31, 1999 and 1998 and through February 28, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such fiscal years.

                                  OTHER MATTERS

     The Azul board of directors knows of no other business which will be presented for consideration at the annual meeting other than the election of directors.

                                            By Order of the Board of Directors,


                                            /s/ Edward S. Wittman
                                            ------------------------------
                                            Edward S. Wittman, Secretary

August 29, 2000

















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